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                                                                   EXHIBIT 10.20

                                                                  EXECUTION COPY
                                                                  --------------

                                   AGREEMENT


     THIS AGREEMENT ("Agreement") is made and effective as of September 27, 1999 (the "Effective Date") by and between AltaVista Company, a Delaware corporation with principal business offices at 529 Bryant Street, Palo Alto, California 94301 (together with its Affiliates, "AltaVista"), and HealthCentral.com, Inc., a California corporation with principal business offices at 6001 Shellmound St., Suite 800, Emeryville, California 94608 ("HealthCentral").

                                    RECITALS
                                    --------

     WHEREAS, HealthCentral is the owner and provider of health related Web sites, which provide access to health content and information appearing on the Internet at www.HealthCentral.com. For purposes of this Agreement, HealthCentral Content, as defined herein, shall appear on Web pages on the AltaVista Platforms, as defined herein, with both AltaVista brand features and HealthCentral brand features; and

     WHEREAS, as used in this Agreement, "Web" refers to the World Wide Web, that part of the Internet designed to allow easier navigation of the network of computers through the use of graphical user interfaces and hypertext links between different addresses. A "Web page" or "page" or a "Web site" permits an end user to view and interact with companies on the Web by displaying the content through the aforementioned graphical interfaces. "Internet" means a global network of interconnected computer networks, each using the Transmission Control Protocol/Internet Protocol and/or such other standard network interconnection protocols as may be adapted from time to time; and

     WHEREAS, AltaVista also maintains and/or manages certain Web pages which may be delivered to users worldwide via email, desktop "channels" or Internet "push" technologies which may incorporate content supplied by AltaVista by third parties for the purpose of providing value to AltaVista users and providing access to the content, products and/or services of such third parties; and

     WHEREAS, AltaVista is also in the business of developing Web-page platforms, providing Web-based search capabilities, and developing and serving other Web sites on behalf of its customers and business partners; and

     WHEREAS, AltaVista and its Affiliates customarily enter into third party agreements that provide for customization of one or more AltaVista Platforms. The customized AltaVista Platforms may be branded using third parties' names, or co-branded with any combination of AltaVista's, AltaVista's Affiliates and third parties' names. Pursuant to the terms and conditions of this Agreement, through the process of AltaVista Platforms customization, any amount of content, advertising or other features may be modified, added or deleted; and

CERTAIN INFORMATION ON THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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     WHEREAS, AltaVista desires to license the HealthCentral Content from
HealthCentral for its AltaVista Platforms and AltaVista and HealthCentral wish to distribute the Content through one or more AltaVista Platforms.

     NOW THEREFORE, in consideration of the agreements, covenants and conditions set forth herein, intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Whenever used in this Agreement, the following terms will have the following specified meanings:

          1.1 "Above the Fold" means situated within the portion of a page that is designed to be visible on a standard computer screen at a resolution of [*] (such resolution to be updated by AltaVista at its sole discretion in good faith and to be consistent with the design of the AltaVista Platform throughout the Term as appropriate) without requiring the user to scroll horizontally or vertically through the page.

          1.2 "Advertising Impression" means (i) a banner or other GIF advertisement for HealthCentral and/or any of its Affiliates; (ii) a Text Link Advertisement to the HealthCentral Site; or (iii) a Contextual Advertising Unit.

          1.3 "Affiliate" means, with respect to a party, any Person that, directly or indirectly, Controls, or is Controlled by, or is under common Control with, such party.

          1.4 "AltaVista Health Channel" means that area of the AltaVista Platform that is accessed from the "Health" link (or other comparable link regardless of name that provides access to the AltaVista Health Channel) on the AltaVista Platform Home Page.

          1.5 "AltaVista Health Channel Home Page" means with respect to the AltaVista Health Channel, the first page that is displayed to the user within the Channel.

          1.6 "AltaVista Marks" means the AltaVista trademarks, service marks, logos and domain names.

          1.7 "AltaVista Platform" means a generic set of domestic Web pages, and any domestic Mirror Site, that may also function together as a Web site. The AltaVista Platforms may contain any or all of the following domestic sites: an Internet index, a search tool, advertising, or any other feature that might be desirable on a Web homepage. As used herein, the term "AltaVista Platforms" shall include generic and customized AltaVista Platforms, including but not limited to domestic sites and channels, such as an AltaVista.com, My AltaVista, AV.com, Microav.com, the AltaVista Channels, My AV, Shopping.com and Zip2.com.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

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          1.8  "AltaVista Search Results Page" means the page on the AltaVista
Platform containing the results of a search query entered by a User.

          1.9 "AltaVista Platform Home Page" means with respect to the AltaVista Platform, the page that is displayed to the user when the URL www.altavista.com is entered.

          1.10 "Co-Branded Page" means a Web page that has HealthCentral Content and/or the Health Central Mark in the Masthead.

          1.11 "Contextual Advertising Unit" means an advertisement whose subject matter is relevant to the content to which it is adjacent and that links to a relevant page on the HealthCentral Site.

          1.12 "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether by contract or through the ownership of voting securities, including the ownership of more than fifty percent (50%) of the equity, partnership or similar interest in such Person.

          1.13 "Damages" means judgments, losses, deficiencies, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses).

          1.14 "HealthCentral Competitors" means the companies listed on
Schedule 1.14 which are directly competitive to the business of HealthCentral.
-------------

          1.15 "HealthCentral Content" means the content set forth on Schedule
                                                                      --------
1.15, as may be amended from time to time by mutual agreement of the Parties.
----

          1.16 "HealthCentral Mark" means the mark set forth on Schedule 1.16.
                                                                -------------

          1.17 "HealthCentral Site" means the site currently located at healthcentral.com any healthcentral.com network sites, any Mirror Site and any site owned or controlled by HealthCentral or its Affiliates that provides health related content and/or information.

          1.18 "including" or "include," when used herein, shall be deemed to be followed by the words "without limitation."

          1.19 "Masthead" means the top area of each page within the AltaVista Health Channel containing the branded name for the Channel. An example of the current Masthead is set forth on Schedule 1.19.
                                 -------------

          1.20 "Mirror Site" means an Internet site that (a) contains the exact form and content of a site, (b) is located at a geographic location distinct from a site, and (c) is created for the purpose of improving the performance of and accessibility to a site.

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          1.21 "Other AltaVista Channels" means channels other than the Health
Channel on the AltaVista Platform that, in AltaVista's sole discretion, relate to health, including but not limited to, children, family, sports, fitness, nutrition, men and women.

          1.22 "Party" or "Parties" means each of AltaVista and any of its Affiliates and HealthCentral and any of its Affiliates.

          1.23 "Person" means any individual, corporation, partnership, limited liability company, trust, association or other entity or organization, including any governmental or political subdivision or any agency or instrumentality thereof.

          1.24 "Search Partner Tile" means an advertisement on the AltaVista Search Results Page of approximately 88 pixels by 31 pixels.

          1.25 "Start Date" means the earlier of (a) launch of the AltaVista Health Channel and (b) January 15, 2000.

          1.26 "Term" shall have the meaning set forth in Section 10.1.

          1.27 "Text Link Advertisement" means a text link on the AltaVista Platform that is not located or placed within any health content provided by HealthCentral.

          1.28 "Third Party" means any Person that is not a party hereto or a wholly owned Affiliate of a party hereto.

          1.29 "User Data" means all data entered by a user or otherwise relating to a user's experience on a site, including demographic data and e-commerce activity.

                                   ARTICLE II
                             CO-BRANDING AND DESIGN

          2.1  Masthead.  HealthCentral hereby grants to AltaVista a non-
               --------
exclusive, worldwide, royalty free, license for the Term to incorporate the HealthCentral Mark within the Masthead. AltaVista shall display the Masthead on every page of the AltaVista Health Channel; provided, however, that the
                                            --------
HealthCentral Mark shall only be included in the Masthead with respect to all AltaVista Health Channel pages that feature HealthCentral Content. [*] on the design of the Masthead, and the incorporation of the HealthCentral Mark within the Masthead.

          2.2  Channel Design.  During the Term of this Agreement, [*]
               --------------
the visual appearance of (a) the AltaVista Health Channel Home Page and (b) any page within the AltaVista Health Channel containing HealthCentral Content; provided, however, AltaVista shall in good faith make the final determination
--------
with respect to design decisions (except the initial design), and AltaVista shall make reasonable efforts that such design shall be consistent with the rest of the AltaVista Platform.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE
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          2.3  Return Links.   HealthCentral shall display a return link,
               ------------
subject to design specifications, to the AltaVista Health Channel on: (a) all pages of the HealthCentral Site viewed by a user who originated from a page on the AltaVista Health Channel; and (b) any and all subsequent pages of the HealthCentral Site viewed by such user. Such link shall return the user to the page on the AltaVista Health Channel from which the user initially linked to the HealthCentral Site. The parties shall agree on the minimum size of such return link.

                                  ARTICLE III
                         USE OF HEALTHCENTRAL CONTENT

          3.1  Grant of License.  HealthCentral hereby grants to AltaVista a
               ----------------
non-exclusive, worldwide, royalty free license for the Term, to display and distribute the HealthCentral Content on the AltaVista Health Channel, and to make such copies as are necessary to make such display and distribution. HealthCentral shall have the obligation, at its own expense, to obtain all necessary Third Party rights and licenses to make the foregoing grant of rights to AltaVista.

          3.2  Transmission and Timeliness of Content.  The protocols for
               --------------------------------------
transmitting the HealthCentral Content from HealthCentral to AltaVista are set forth on Schedule 3.2. HealthCentral shall ensure that substantially all of the
         ------------
HealthCentral Content is delivered on a timely basis such that AltaVista is in possession of the HealthCentral Content, (a) prior to such HealthCentral Content being provided to any Third Party, and (b) [*] after such HealthCentral Content is displayed on the HealthCentral Site.

          3.3  Use of Content.  AltaVista shall cooperate with HealthCentral
               --------------
regarding the placement and use of the HealthCentral Content, provided that
                                                              --------
AltaVista shall make the final determination regarding any Content placement and use issues. AltaVista shall have no obligation to use every item of the HealthCentral Content, and may edit individual HealthCentral Content items in its sole discretion within the guidelines of Schedule 3.3 (which shall be
                                             ------------
updated and mutually agreed among the Parties every ninety (90) days throughout the Term of this Agreement) in order to meet AltaVista Platform format requirements; provided, however, AltaVista shall have the right to edit the headlines and develop abstracts and summaries of any HealthCentral Content.

          3.4  Editorial Control of the Content.  HealthCentral shall have
               --------------------------------
complete editorial control over the topics covered by, and creation of, the HealthCentral Content, provided that AltaVista shall have reasonable input into
                       --------
the selection of topics covered by HealthCentral.

          3.5  Archive.  During the Term, and subject to the terms of any Third
               -------
Party content license agreements with HealthCentral, AltaVista shall have the right to archive any of the HealthCentral Content including current and future, provided by HealthCentral to AltaVista hereunder, as provided in Schedule 3.3,
                                                                 ------------
and to provide users with the ability to search for and retrieve HealthCentral Content that was previously displayed on the AltaVista Health Channel. AltaVista shall destroy such archived content promptly following the expiration or termination of

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
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this Agreement. AltaVista shall promptly comply with any good faith request by
HealthCentral to remove archived HealthCentral Content as necessary for HealthCentral to comply with its Third Party agreements.

          3.6  Content Quality.  HealthCentral shall use reasonable efforts to
               ---------------
ensure that, throughout the Term, the quality of the HealthCentral Content is comparable to the content offered on the sites of the HealthCentral Competitors (including, timeliness,); provided that the quality of the HealthCentral Content shall always be at least as high as it exists as of the Effective Date. HealthCentral acknowledges that a breach of this Section 3.6 shall give AltaVista a right to terminate this Agreement; provided, however, that HealthCentral may have an opportunity to cure such breach within seventy five (75) days after receiving a termination notice from AltaVista.

          3.7  Exclusivity.  HealthCentral shall be the exclusive health content
               -----------
provider for the AltaVista Health Channel and throughout the AltaVista Platform;
                                              ----------------------------------
provided that in the event that AltaVista requests health-related content not
--------
then-currently provided by HealthCentral, AltaVista shall provide HealthCentral with a reasonably detailed written description of the content requested ("Content Notice'). HealthCentral shall have a [*] to provide such content. In the event HealthCentral is unable to make such content available to AltaVista commencing on or before [*], AltaVista may obtain such content from a Third Party (including any of the HealthCentral Competitors listed on Schedule 1.14),
                                                                -------------
and thereafter (i) HealthCentral shall have no further right to provide the content requested in the Content Notice, and (ii) AltaVista shall have no further obligation to HealthCentral with respect to such content AltaVista shall in good faith use its reasonable efforts to integrate any content received from a Third Party into the AltaVista Health Channel consistent with the then current design of the AltaVista Health Channel.

          In the event AltaVista creates, develops, and maintains additional channels with Third Parties within the AltaVista Platform, which contain health related content, AltaVista shall in good faith use its reasonable efforts to utilize content generated by HealthCentral for such other channels, unless such content is not substantially similar to the content offered by such Third Party.

          AltaVista shall have the right to incorporate any and all headline health related news stories delivered to AltaVista by nationally or internationally recognized newspaper, news source, or media company, on the AltaVista Health Channel so long as such content is not available by HealthCentral on a timely basis.

          3.7  International Opportunities. The parties hereby acknowledge that
               ---------------------------
the terms and conditions of this Agreement shall relate only to the domestic versions of AltaVista Health Channel and the AltaVista Platform. However, as AltaVista develops and operates international Web sites or channels with respect to international content, information, search or otherwise, AltaVista shall in good faith use its reasonable efforts to provide HealthCentral an opportunity to first negotiate the terms and conditions of a business relationship with the AltaVista entity or

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                                       6
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division operating and/or developing such Web sites. In the event
HealthCentral is not able to negotiate the terms and conditions with such AltaVista entity, HealthCentral shall have a right of first refusal to at least match the terms and conditions and breadth and depth of content, including, but not limited to amount of content, timeliness of content, quality of writing, and topics covered, offered by a Third Party; provided, however, if HealthCentral cannot at least match such terms, conditions, and content, the AltaVista entity or division operating and/or developing such international Web site may enter into an agreement with such Third Party. This
Section 3.7 in its entirety is subject to the approval of each AltaVista entity or division operating and/or developing any such Web sites and AltaVista shall use its best efforts to obtain such approvals within thirty
(30) days of the Effective Date.

                                   ARTICLE IV
                           HEALTHCENTRAL ADVERTISING

          4.1  Contextual Advertising Units.  Each Co-Branded Page on the
               ----------------------------
AltaVista Health Channel shall contain at least one Contextual Advertising Unit. The design, size and placement of the Contextual Advertising Units shall be subject to mutual approval of the Parties; provided, that such Units shall
                                           ---------
always be displayed Above the Fold and that such Units shall contain up to three links. These links may connect to any web site in the HealthCentral.com network. In addition, such links may contain at most one (1) sponsorship textual attribution with respect to only such sponsors name (i.e. "sponsored by [name of company or name of brand]); provided, however, that such links shall
                                     --------
not (i) be allowed to appear on the AltaVista Health Channel Home Page, and (ii) link directly to such sponsor. In connection with any sponsorship textual attribution, (i) AltaVista shall every ninety (90) days during the Term of this Agreement provide a list of [*] that HealthCentral may not be allowed to sell any textual sponsorships to such sponsors and (ii) HealthCentral shall provide AltaVista with fourteen (14) days notification prior to any sponsorship placement of any and all sponsors in which HealthCentral intends to sell any textual sponsorships.

          4.2  Allocation of Advertising Impressions During Term.  AltaVista
               -------------------------------------------------
shall use its best efforts to display HealthCentral Advertising Impressions evenly on a monthly basis pursuant to the following schedule during the Term:

               (a) During the first twelve months after the Start Date ("Year 1"), [*] Advertising Impressions;

               (b) During the second twelve month period after the Start Date ("Year 2"), [*] Advertising Impressions; and

               (c) During the third twelve month period after the Start Date ("Year 3"), [*] Advertising Impressions.

          4.3  Allocation of Advertising Impressions Across the AltaVista
               ----------------------------------------------------------
Platform.
--------

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               (a)  Year One. The guaranteed Advertising Impressions during
                    --------
                    Year 1, set forth in Section 4.2 above, shall be distributed among the AltaVista Home Page, the AltaVista Search Results Page, the AltaVista Health Channel, and Other AltaVista Channels as follows:

                    AltaVista Home Page
                    -------------------

                    (i) Advertisement GIFS and text links: [*] impressions

                    AltaVista Search Results Page (when "Health" or health-
                    ------------------------------------------------------
                    related keywords are included as a query):
                    -----------------------------------------

                    (i) Banners: [*] impressions

                    (ii) Search Partner Tiles:  [*] impressions

                    AltaVista Health Channel:
                    ------------------------

                    (i) Banners: [*] impressions

                    (ii) Contextual Advertising Units:  [*] impressions

                    Other AltaVista Channels or Directories (categorized search
                    -----------------------------------------------------------
                    result listings):
                    -----------------

                    (i) Banners: [*] impressions.

               (b)  Year Two. The number and distribution of Advertising
                    --------
                    Impressions during Year 2 shall be [*] of those set forth above in Section 4.3(a) for Year 1, subject to revision by mutual agreement of the Parties.

               (c)  Year Three. The number and distribution of Advertising
                    ----------
                    Impressions during Year 3 shall be [*] of those set forth above in Section 4.3(b) for Year 2, subject to revision by mutual agreement of the Parties.

          4.4  Accounting.  In determining the number of Advertising Impressions
               ----------
displayed by AltaVista pursuant to Section 4.2:

          (a) A minimum of [*] of the Advertising Impressions shall be from pages containing only one Advertising Impression;

          (b) A maximum of [*] of the Advertising Impressions may be from pages containing two Advertising Impressions;

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          (c)  A maximum of [*] of the Advertising Impressions may be from pages containing three or more Advertising Impressions;

          (d) Additional Advertising Impressions (beyond those permitted by Sections 4.4(b) and (c) from pages with more than one Advertising Impressions may not be credited towards the make up of any shortfalls (as provided for in Section 7.3) or the Performance Thresholds in Section 8.2.

          (e) The inclusion of the HealthCentral Mark in the Masthead pursuant to Section 2.1 shall not be counted as an Advertising Impression.

          4.5  Location.  All HealthCentral Advertising Impressions shall appear
               --------
above the Fold.

          4.6  Monitoring and Reporting; Reallocation.  AltaVista shall monitor
               --------------------------------------
the number of HealthCentral Advertising Impressions, and provide written reports thereof, including number of impressions and number of visitors to HealthCentral, on a weekly basis, as appropriate, consistent with AltaVista's reporting policies. AltaVista and HealthCentral shall mutually agree to on any plans to reallocate Advertising Impressions between banners and Contextual Advertising Units and to reposition Advertising Impressions within the AltaVista Platform, where available, as necessary in order to at least meet the requirements of Section 4.2 and maximize the performance hereunder.

          4.7  Advertising of HealthCentral Competitors.  AltaVista shall not
               ----------------------------------------
display any advertisements of any HealthCentral Competitor on the AltaVista Health Home Page or any page throughout the AltaVista Platform, containing HealthCentral Content. Subject to the foregoing, there shall be no other limit on the type or number of advertisements that AltaVista may display within the AltaVista Platform, including within the AltaVista Health Channel HealthCentral may update the list of HealthCentral Competitors with other companies competitive to HealthCentral once every 3 months during the Term, upon thirty
(30) days notice to AltaVista, provided that the list may never contain more
                               --------
than seven (7) companies.

          4.8  Deep Links to HealthCentral Site. AltaVista shall configure the
               --------------------------------
navigation of the AltaVista Health Channel such that no more than the third click from the AltaVista Health Homepage will bring a user to a related page on the HealthCentral Site.

                                   ARTICLE V
                                  E-COMMERCE

          5.1  E-commerce Business Model.  The Parties shall mutually agree to
               -------------------------
jointly create and develop an e-commerce business model with respect to the AltaVista Health Channel within ninety (90) calendar days of the Effective Date [*].

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                                  ARTICLE VI
                                  DATA RIGHTS

          6.1  AltaVista Data.  AltaVista shall own all demographic and e-
               --------------
commerce User Data collected on the AltaVista Health Channel. AltaVista shall make available to HealthCentral, subject to AltaVista's privacy policies and applicable law, and Third Party obligations, User Data from those pages of the AltaVista Health Channel containing HealthCentral Content, solely for HealthCentral's own use. HealthCentral shall not sell, license or otherwise distribute such User Data to any Third Party.

          6.2  HealthCentral Data.  HealthCentral shall own all User Data
               ------------------
collected on the HealthCentral Site.

                                  ARTICLE VII
                               FEES AND PAYMENTS

          7.1  Initial Fee.  Within seven (7) calendar days after the Effective
               -----------
Date and upon mutual agreement of the initial AltaVista Health Channel design, HealthCentral shall pay AltaVista a non-refundable initial fee (the "Initial Fee") of one million dollars ($1,000,000). In no event shall the Initial Fee be paid after September 30, 1999.

          7.2  Annual Fees.  During the Term, HealthCentral shall make annual
               -----------
cash payments to AltaVista as set forth below. Such payments for each year indicated are payable in equal monthly installments during that year, as follows:

               (a)  During Year 1, [*];

               (b)  During Year 2, [*]; and

               (c)  During the Year 3, [*].

The first such payment shall be due on the Start Date, and subsequent payments shall be due on the first day of each month thereafter.

          7.3  Fee Reduction.  In the event that AltaVista delivers [*] or less
               -------------
of the guaranteed number of Advertising Impressions set forth in Sections 4.2 and 4.3 (prorated evenly on a monthly basis over the twelve (12) month period), for the first six month period or second six month period of any year, then AltaVista shall have seventy-five (75) calendar days following the end of such six month period to make up the shortfall. For purposes of this Section, "to make up the shortfall" shall mean that AltaVista shall have delivered one hundred (100%) percent of the prorated number of Advertising Impressions due for such

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seventy-five day period, plus additional Advertising Impressions in an amount equal to the number of Advertising Impressions which AltaVista failed to deliver during the six month period in question. In the event that AltaVista has failed to make up the shortfall, then the monthly fees payable during the six months following the seventy-five (75) day period shall be reduced by [*].

          In the event AltaVista makes up any shortfall and as a result, the guaranteed number of Advertising Impressions is greater than [*] and less than one hundred (100%) percent during any six month period and corresponding cure period (the "Shortfall Spread"), the Shortfall Spread shall be carried forward to any following period on a cumulative basis with potential corresponding fee reduction or termination (as provided for above) until AltaVista makes up any such shortfall. For example, if AltaVista is at [*] of target (as set forth in Schedule 8.2) for each of two six month periods and the shortfall was not cured, and therefore the Shortfall Spread of [*] in the first six (6) months is added to the Shortfall Spread of [*] in the second six (6) months to amount to a cumulative total of a [*] Shortfall Spread, as a result the fees are decreased as provided for in this Section 7.3.

          During any period in which the payments have been reduced as provided for above, if AltaVista shall make up the shortfall, upon making up any and all shortfalls, all payments, including former payments due during such period and any subsequent payments, due hereunder shall be restored to the original payment structure.

          7.4  Late Payments. All amounts owed hereunder not paid when due and
               -------------
payable will bear interest from the date such amounts are due and payable at the lesser of (a) 1.5 percent per month and (b) the maximum allowable rate of interest in the State of California for transactions between sophisticated commercial parties.

          7.5  Taxes.  In addition to the amounts set forth above, HealthCentral
               -----
shall pay to AltaVista or to the relevant taxing authority, as appropriate, [*] applicable sales, use, goods and services, value added or other taxes payable under this Agreement (other than taxes levied or imposed on AltaVista's income). In all cases, the amounts due under this Agreement will be [*].

          7.6  Advertising Revenue.  Any and all advertising on the Co-Branded
               -------------------
Pages shall be sold by AltaVista and the revenue generated by such advertising shall be retained solely by AltaVista (except for the textual sponsorship, which can be sold by HealthCentral).

                                  ARTICLE VIII
                           EQUITY GRANT AND WARRANTS

          8.1  Equity Grants.  At the end of each of Year 1, Year 2, and, if
               -------------
this Agreement is not terminated earlier in accordance with Section 10.2(a), Year 3 of the Agreement, HealthCentral shall issue AltaVista shares of common stock of HealthCentral (the "HealthCentral Common Stock") with the number of shares issued at the end of each such Year

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

equal to the quotient of [*] divided by the Year End Price for such Year. The "Year End Price" means: (i) in the event that the HealthCentral Common Stock is publicly traded on a nationally recognized exchange or on the Nasdaq National Market on the last day of such Year, the average closing price per share of the HealthCentral Common Stock for the ten (10) trading days prior to the last day of such Year, or (ii) in the event the HealthCentral Common Stock is not publicly traded, the fair market value of the HealthCentral Common Stock as of the last day of such Year, as determined in good faith and substantiated by the Board of Directors of HealthCentral; provided, however,
                                                          --------
that notwithstanding the previous formula in no event shall the shares issued to AltaVista at the end of such Year be greater than [*] shares or less than [*] shares (except in the case of Year 3 if there is an early termination pursuant to Section 10.2(a) in which case no shares will be issued).

          8.2  Warrants.  On the last day of each of Year 1, Year 2, and if this
               --------
Agreement is not terminated in accordance with Section 10.2(a), Year 3 (each of which shall be an "Issuance Date"), HealthCentral shall grant to AltaVista a warrant (collectively, the "Warrants") to purchase that number of shares of HealthCentral Common Stock as set forth for such Year on Schedule 8.2 (up to a
                                                         ------------
maximum of 300,000 shares) provided that AltaVista  has met  the applicable
                       --------
performance threshold (the "Performance Thresholds") set forth on Schedule 8.2
                                                                  ------------
for such Year. Each such Warrant shall be exercisable for a period of sixty days after the applicable Issuance Date, and the exercise price per share for the Warrants issued, if any, shall be as follows: (i) $20.00 per share for a Warrant issued during or at the end of Year 1; $40.00 per share for a Warrant issued during or at the end of Year 2; and $60.00 per share for a Warrant issued during or at the end of Year 3. Each of the Warrants granted to AltaVista shall provide AltaVista with a right to make a cashless exercise of such Warrants.

          8.3  Registration Rights.  The Company will use its best efforts to
               -------------------
amend the First Amended and Restated Investors' Rights Agreement dated August 27, 1999 between the Company and certain investors, a copy of which is attached as Exhibit 8.3 (the "Investor Rights Agreement") to include the shares of
   -----------
HealthCentral Common Stock (including shares issuable pursuant to Section 8.1 or 8.2, if any) as Registrable Securities thereunder solely for the purpose of granting AltaVista piggy back registration rights (the "Piggy Back Registration Rights") for such shares, subject to AltaVista's adherence to all the terms of the Investor Rights Agreement, as amended, including but not limited to market standoff provisions and cutback provisions regarding the number of shares that AltaVista may sell in any such offering. If the Company is unable to amend the Investor Rights Agreement to include the shares issued and issuable to AltaVista, then the Company shall hereby grant AltaVista piggyback registration rights with respect to any shares of HealthCentral Common Stock to be issued to AltaVista during the Term of this Agreement, whether in the form of an equity grant or an exercise of Warrants. Pursuant to such Piggy Back Registration Rights, AltaVista shall have the right to include all or any portion of the shares of HealthCentral Common Stock then held by AltaVista in any Registration Statement on Form S-1 or S-3 filed by HealthCentral with the Securities and Exchange Commission during the Term of this Agreement and for a period of one
(1) year after termination of this Agreement subject to, including but not limited to market standoff provisions and cutback provisions regarding the number of shares that AltaVista may sell in any such offering; provided,
                                                               --------
however, that AltaVista shall not have any Piggy Back Registration Rights in connection with

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

any Registration Statement with respect to any initial public offering of HealthCentral Common Stock.

          8.4  Adjustment for Recapitalization.  In the event HealthCentral
               -------------------------------
shall at any time subdivide its outstanding shares of HealthCentral Common Stock by recapitalization, reclassification or split-up thereof, or if HealthCentral shall declare a stock dividend or distribute shares of HealthCentral Common Stock to its shareholders, the number of shares of HealthCentral Common Stock to be issued pursuant to Sections 8.1 and 8.2 immediately prior to such subdivision shall be proportionately increased and the Exercise Price per share shall be proportionately decreased, and if HealthCentral shall at any time combine the outstanding shares of HealthCentral Common Stock by recapitalization, reclassification or combination thereof, the number of shares of HealthCentral Common Stock to be issued pursuant to Sections 8.1 and 8.2 immediately prior to such combination shall be proportionately decreased and the Exercise Price per share shall be proportionately increased. Any such adjustments pursuant to this
Section 8.4 shall be effective at the close of business on the effective date of such subdivision or combination or, if any adjustment is the result of a stock dividend or distribution, then the effective date for such adjustment shall be the record date therefor.

                                  ARTICLE IX
                         INTELLECTUAL PROPERTY RIGHTS

          9.1  Ownership by AltaVista. HealthCentral acknowledges that, as
               ----------------------
between it and AltaVista, AltaVista owns all right, title and interest in and to all intellectual property contained on the AltaVista Platform, including the AltaVista Marks and the AltaVista Health Channel, except for the HealthCentral Mark and HealthCentral Content. HealthCentral understands and agrees that its use of any of the foregoing AltaVista property in connection with this Agreement shall not create in it any right, title or interest, in or to such property, and that all such use and goodwill associated with any such use shall inure to the benefit of AltaVista.

          9.2  Ownership by HealthCentral. AltaVista acknowledges that, as
               --------------------------
between it and HealthCentral, HealthCentral owns all right, title and interest in and to all intellectual property contained on the HealthCentral Mark, the HealthCentral Content and the HealthCentral Site. AltaVista understands and agrees that its use of any of the foregoing HealthCentral property in connection with this Agreement shall not create in it any right, title or interest, in or to such property, and that all such use and goodwill associated with any such use shall inure to the benefit of HealthCentral.

          9.3  Trademark Quality Control.  Each Party's use of the other's
               -------------------------
trademark shall be in accordance with such Party's policies regarding trademark usage. In the event that a Party determines that its trademarks are being used by the other Party in a manner that is inconsistent with its quality standards and reasonably demonstrates such inconsistency to the other Party, such other Party shall within thirty (30) days thereafter cure such inconsistency; provided
                                                                        --------
that if either party does not cure such inconsistency within such period, such party shall be in breach of this Agreement.

          Each of the Parties hereto shall use the other party's logos and/or trademarks in accordance with each parties' respective trademark and/or logo usage policies.

                                   ARTICLE X
                             TERM AND TERMINATION

          10.1 Term.  This Agreement shall begin on the Effective Date, and
               ----
shall expire three (3) years after the Start Date (the "Term"), unless terminated earlier as provided below.

          10.2 Termination by Either Party.  This Agreement shall be subject to
               ---------------------------
termination upon the occurrence of any of the following events:

               (a) Either Party may terminate prior to the commencement of Year 3 by providing written notice to the other Party at least ninety (90) calendar days prior to the end of Year 2. Such termination shall be effective as of the commencement of Year 3. If the foregoing termination occurs, subject to Sections 10.3 and 10.4, all obligations of the Parties relating to Year 3 of the Agreement shall not apply.

               (b) HealthCentral may terminate if AltaVista fails to deliver at least [*] of the guaranteed number of Advertising Impressions, set forth in Section 4.2 and 4.3 (prorated evenly on a monthly basis over a twelve (12) month period), for any consecutive six (6) month period, provided that
                                                              --------
                    AltaVista shall have ninety (90) calendar days following the end of such six month period within which to make up the shortfall by delivering more than [*] of the guaranteed number of Advertising Impressions. In the event AltaVista delivers more than [*] of the guaranteed number of Advertising Impressions, HealthCentral shall no longer have a right to terminate this Agreement pursuant to this section. Such termination shall become effective upon sixty
                    (60) calendar days' written notice to AltaVista.

               (c)  AltaVista may terminate this Agreement pursuant to Section
                    3.6.

               (d) Either Party may terminate if the other commits a material breach of this Agreement that is not cured within thirty
                    (30) calendar days after receipt of written notice of the breach.

               (e)  Either party may terminate immediately upon notice if:

                    (i) either Party files a petition for bankruptcy or is
                        adjudicated a bankrupt;

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

                    (ii) a petition in bankruptcy is filed against either Party and such petition is not removed or resolved within ninety (90) calendar days;

                    (iii) either Party becomes insolvent or makes an assignment for the benefit of its creditors or an arrangement for its creditors pursuant to any bankruptcy law;

                    (iv)  either Party discontinues its business; or

                    (v) a receiver is appointed for either Party or its business.

               (f) Either party may terminate if the other Party has any change in the actual or beneficial ownership or control of more than fifty percent (50%) of its voting stock in one or more related transactions such that after such transaction(s) fifty percent (50%) or more of such voting stock is held or controlled by an entity, other than a Party hereto, that is a direct competitor of the other Party, then the other Party shall have the right, exercisable in its sole discretion, to terminate. Such termination shall be effective upon thirty
                    (30) calendar days written notice, and must be given at any time within thirty (30) calendar days following the closing of such transaction(s).

          10.3 Effect of Termination.
               ---------------------

               (a) Termination of this Agreement by either Party shall not act as a waiver of any breach of this Agreement and shall not act as a release of either Party hereto from any liability for breach of such Party's obligations under this Agreement.

               (b) Within forty-five (45) calendar days following the expiration or termination of this Agreement, each Party shall pay to the other Party all sums, if any, due and owing as of the date of expiration or termination, net of any amounts due from the other Party as of such date.

          10.4 Survival. The respective rights and obligations of AltaVista and
               --------
HealthCentral under the provisions of Articles 8.3 (registration rights with respect to previously issued securities) through 16 shall survive expiration or termination of this Agreement.

                                  ARTICLE XI
                        REPRESENTATIONS AND WARRANTIES

          11.1 Mutual Representations and Warranties.  Each Party hereby
               -------------------------------------
represents and warrants to the other Party that:

               (a) It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all the necessary power and authority
                    (i) to conduct its business in the manner in which its business is currently being conducted, (ii) to own and use its assets in the manner in which its assets are currently owned and used, and (iii) to enter into this Agreement and perform its obligations under this Agreement; and

               (b) Its execution and delivery of this Agreement, and the performance of its obligations and duties hereunder, do not and will not (i) conflict with or result in any breach of any provision of its certificate of incorporation or by-laws, (ii) require any filing with, or permit, authorization, consent or approval of, any governmental entity, (iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which it is a party or by which any of its properties or assets may be bound, (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to it, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on it or its ability to perform under this Agreement.

          11.2 Representations and Warranties by HealthCentral.  HealthCentral
               -----------------------------------------------
represents and warrants that:

               (a) The HealthCentral Content (as delivered to AltaVista) will not contain any matter which constitutes a libel, slander or violation of any personal proprietary or privacy right of any Third Party;

               (b) The HealthCentral Content (as delivered to AltaVista) will not infringe the intellectual property rights of any Third Party;

               (c) The HealthCentral Content (as delivered to AltaVista) will not violate any laws, regulations, statutes or warranties;

               (d) To our knowledge, the HealthCentral Content (as delivered to AltaVista) will be accurate, complete, timely, and correct in all respects

               (e) All action on the part of HealthCentral for the authorization, execution, delivery and performance of all its obligations under this Agreement or any document contemplated hereby has been taken including resolutions related to this Agreement and the issuance of shares HealthCentral Common Stock pursuant to Sections 8.1 and 8.2. This Agreement, when executed and delivered by HealthCentral will constitute the valid and binding obligation of HealthCentral, and will be enforceable against it in accordance with its terms;

               (f) As of the date of this Agreement, the capitalization of HealthCentral is set forth on Schedule 11.2 (f) hereto. All
                                                  -----------------
                    the outstanding capital stock of HealthCentral is duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 11.2 (f), there are no
                                           -----------------
                    shares of capital stock of HealthCentral authorized, issued or outstanding, and there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to issued or unissued capital stock of HealthCentral obligating HealthCentral to issue, transfer or sell or cause to be issued, transferred or sold any shares of its capital stock. There are no voting trusts or other agreements or understandings to which HealthCentral is a party and to the best of HealthCentral's knowledge there are no agreements or understandings between holders of capital stock of HealthCentral with respect to the voting of such stock;

               (g) True and complete copies of the financial statements of HealthCentral, together with the related auditors reports, have been provided to AltaVista. Such financial statements have been prepared from, are in accordance with and accurately reflect, the books and records of HealthCentral, comply in all material respects with applicable accounting requirements, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be stated in the notes thereto) and fairly present the financial position and the results of operations and cash flows (and changes in financial position, if any) of HealthCentral as of the times and for the periods referred to therein (subject, in the case of unaudited statements, to normally recurring year-end audit adjustments which are not material);

               (h) The shares of HealthCentral Common Stock issuable pursuant to Section 8.1 of this Agreement, and upon exercise of the Warrants when issued, sold and delivered in compliance with this Agreement and the Warrants, will be duly authorized, validly issued, fully paid and nonassessable, will be free of any liens and encumbrances and will not be subject to any preemptive rights, rights of first refusal or redemption rights; and

               (i) The issuance of shares of HealthCentral Common Stock pursuant to Section 8.1 of this Agreement, the Warrants and shares of HealthCentral Common Stock issuable upon exercise of the Warrants constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

          11.3 Representations and Warranties by AltaVista.  AltaVista
               -------------------------------------------
represents and warrants that:

               (a) AltaVista will operate and maintain the AltaVista Health Channel in compliance with all applicable laws, regulations, statutes, and warranties.

               (b) All action on the part of AltaVista for the authorization, execution, delivery and performance of all its obligations under this Agreement or any document contemplated hereby has been taken. This Agreement, when executed and delivered by AltaVista will constitute the valid and binding obligation of AltaVista, and will be enforceable against it in accordance with its terms.

          11.4 No Other Representations or Warranties.  Each Party acknowledges
               --------------------------------------
that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.

                                  ARTICLE XII
                          INDEMNIFICATION AND REMEDIES

          12.1 HealthCentral Indemnity.  HealthCentral shall indemnify, defend
               -----------------------
and hold AltaVista harmless from and against all Damages incurred in connection with or arising from any claim that: (a)HealthCentral violated any representation or warranty hereunder; (b) HealthCentral breached any covenant or agreement by HealthCentral under this Agreement; (c) the HealthCentral Marks, the HealthCentral Site, the HealthCentral Content (as delivered to AltaVista hereunder) or any other materials provided by HealthCentral hereunder violate the intellectual property or other rights of any Third Party; or (d) any claim by a Third Party regarding HealthCentral's performance or non-performance of its obligations under this Agreement.

          12.2 AltaVista Indemnity.  AltaVista shall indemnify, defend and hold
               -------------------
HealthCentral harmless from and against all Damages incurred in connection with or arising from any claim that: (a) AltaVista violated any representation or warranty hereunder; (b) AltaVista breached any covenant or agreement by AltaVista under this Agreement; (c) the AltaVista Marks or the AltaVista Platform (excluding any items covered by 12.1(c)), or any material modifications made by AltaVista to the HealthCentral Marks or the HealthCentral Content, violate the intellectual property or other rights of any Third Party; or (d) any claim by a Third Party regarding AltaVista's performance or non-performance of its obligations under this Agreement.

          12.3 Indemnification Procedure
               -------------------------

               (a) A party seeking indemnification (the "Indemnified Party") shall promptly notify the other party (the "Indemnifying Party") in writing of any claim for indemnification, provided, that failure to give such notice shall not relieve
                    --------
                    the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual material prejudice by such failure).

               (b) The Indemnified Party shall tender sole defense and control of such claim to the Indemnifying Party. The Indemnified Party shall, if requested by the Indemnifying Party, give reasonable assistance to the Indemnifying Party in defense of any claim. The Indemnifying Party shall reimburse the Indemnified Party for any reasonable legal expenses directly incurred from providing such assistance, as such expenses are incurred.

               (c) The Indemnifying Party shall have the right to consent to the entry of judgment with respect to, or otherwise settle, an indemnified claim with the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided, however, that the Indemnified Party may
                              --------  -------
                    withhold its consent if any such judgment or settlement imposes any unreimbursed monetary or continuing non-monetary obligation on such Party or does not include an unconditional release of that Party and its Affiliates from all liability in respect of claims that are the subject matter of the indemnified claim.

          12.4 Remedies Cumulative. Except as otherwise expressly specified
               -------------------
herein, the rights and remedies granted to each Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies that such Party may possess at law or in equity.

                                 ARTICLE XIII
                                CONFIDENTIALITY

          13.1 Confidential Information.  "Confidential Information" means
               ------------------------
information about the disclosing Party's business or activities that are proprietary or confidential, which shall include all business, financial, technical and other information of a Party marked or designated by such Party as "confidential" or "proprietary"; provided that information shall not be considered Confidential Information of a disclosing Party if it can be shown that such information: (i) is known to the recipient on the Effective Date directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing Party; (ii) hereafter becomes known (independently of disclosure by the disclosing Party) to the recipient directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing Party; (iii) becomes publicly known or otherwise ceases to be confidential, except through a breach of this Agreement by the recipient; or (iv) was independently developed by the recipient without use of Confidential Information of the other Party. Confidential Information may be disclosed to a legal, judicial or governmental entity provided that the
                                                             --------
disclosing Party has been given notice by the recipient so that the disclosing Party can seek a protective order or the appropriate protection for the Confidential Information.

          13.2 Protection of Confidential Information.  The Parties recognize
               --------------------------------------
that, in connection with the performance of this Agreement, each of them may disclose to the other its Confidential Information, including the creation of materials and the development of technology and techniques that are not generally known in the industry. The Party receiving any Confidential Information of the other Party agrees to maintain the confidential status of such Confidential Information and not to use any such Confidential Information for any purpose other than the purposes for which it was originally disclosed to the receiving Party, and not to disclose any of such Confidential Information to any Third Party.

          13.3 Permitted Disclosure.  The Parties acknowledge and agree that
               --------------------
each may disclose any given Confidential Information: (i) as required by law or generally accepted accounting practices; (ii) to their respective directors, officers, employees, attorneys, accountants and other advisors or independent contractors, who are under an obligation of confidentiality no less stringent than set forth herein, on a "need-to-know" basis; (iii) to their respective Affiliates; or (iv) in connection with disputes or litigation between the Parties that related to such Confidential Information and each Party shall endeavor to limit disclosure to that purpose.

          13.4 Applicability.  The foregoing obligations shall apply to
               -------------
directors, officers, employees and representatives of the Parties and any other person to whom the Parties have delivered copies of, or permitted access to, such Confidential Information in connection with the performance of this Agreement, and each Party shall advise each of the above of the obligations set forth in this Article 13.

          13.5 Third Party Confidential Information.  Any confidential
               ------------------------------------
information of a Third Party disclosed to either AltaVista or

HealthCentral shall be treated by AltaVista or HealthCentral, as the case may be, in accordance with the terms under which such Third Party confidential information was disclosed; provided that the Party disclosing such Third Party
                           --------
confidential information shall first notify the other Party that such information constitutes Third Party confidential information and the terms applicable to such Third Party confidential information.

          13.6 Confidentiality of Agreement.  Except as required by law
               ----------------------------
(including disclosures necessary or appropriate in filings with the Securities Exchange Commission) or generally accepted accounting principles, and except to assert its rights hereunder or for disclosures on a "need-to-know" basis to its own officers, directors, employees and professional advisers or to prospective investors or acquirers in connection with an investment in or acquisition of such Party, each Party hereto agrees that neither it, nor its directors, officers, employees, consultants or agents shall disclose the specific terms of this Agreement without the prior consent of the other Party.

          13.7 Public Disclosure.  In connection with any public disclosure or
               -----------------
filing with any governmental agency, including the Securities and Exchange Commission, HealthCentral agrees to seek confidential treatment of the terms and conditions of this Agreement. Such confidential treatment request shall not be filed without the prior written consent of AltaVista not to be unreasonably withheld. In addition, any description of this Agreement in any publicly filed document by HealthCentral shall not be filed without the prior written consent of AltaVista, not to be unreasonably withheld.

          The parties acknowledge and agree that neither party may, at any time, issue any press release or make any other disclosure about this Agreement, its term or its existence, including but not limited to any disclosure to its shareholders or other vendors, without the prior written approval of the other party. If, however, a party determines, upon the opinion of counsel, that disclosure regarding the other party, its Affiliates, this Agreement and/or the relationship between such party and the other party and its Affiliates is required by law or otherwise desirable, then disclosure shall be permitted, but only after the other party is given the opportunity to review and reasonably revise all such written disclosure. Under such circumstances, a copy of any such written documentation shall be provided to the other party at least three (3) business days (or as promptly as possible in the event three (3) business days is not practicable) prior to its expected disclosure.

                                  ARTICLE XIV
                            DISCLAIMER OF WARRANTIES

          14.1 HEALTHCENTRAL HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPLICITLY PROVIDED FOR IN SECTION 11.3, THE ALTAVISTA PLATFORM AND THE ALTAVISTA HEALTH CHANNEL ARE PROVIDED "AS IS, WITH ALL FAULTS," AND THAT ALTAVISTA MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO (A) THE USEFULNESS, ACCURACY, COMPLETENESS, FEASIBILITY, RELIABILITY OR EFFECTIVENESS OF THE ALTAVISTA PLATFORM OR THE ALTAVISTA HEALTH CHANNEL; (B) THAT THE

ALTAVISTA PLATFORM OR THE ALTAVISTA HEALTH CHANNEL WILL OPERATE UNINTERRUPTED OR ERROR-FREE; OR (C) THAT DEFECTS IN THE ALTAVISTA PLATFORM OR THE ALTAVISTA HEALTH CHANNEL HAVE BEEN OR WILL BE CORRECTED. WITHOUT LIMITING THE FOREGOING, ALTAVISTA HEREBY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. IN NO EVENT SHALL ALTAVISTA BE LIABLE TO HEALTHCENTRAL FOR ANY FAILURE, DISRUPTION, DOWNTIME, INTERRUPTION, INCORRECT LINKAGE, DELAY, INACCURACY OR OTHER NONPERFORMANCE OF THE ALTAVISTA PLATFORM OR THE ALTAVISTA HEALTH CHANNEL.

     14.2 ALTAVISTA HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS PROVIDED FOR IN SECTION 11.2, THE HEALTHCENTRAL SITE AND THE HEALTHCENTRAL CONTENT ARE PROVIDED "AS IS, WITH ALL FAULTS" AND THAT HEALTHCENTRAL MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO (A) THAT THE HEALTHCENTRAL SITE WILL OPERATE UNINTERRUPTED OR ERROR-FREE; OR (B) THAT DEFECTS IN THE HEALTHCENTRAL SITE HAVE BEEN OR WILL BE CORRECTED. WITHOUT LIMITING THE FOREGOING, HEALTHCENTRAL HEREBY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. IN NO EVENT SHALL HEALTHCENTRAL BE LIABLE TO ALTAVISTA FOR ANY FAILURE, DISRUPTION, DOWNTIME, INTERRUPTION, INCORRECT LINKAGE, DELAY, INACCURACY OR OTHER NONPERFORMANCE OF THE HEALTHCENTRAL SITE.

                                   ARTICLE XV
                            LIMITATION OF LIABILITY

          15.1 EXCEPT FOR A BREACH OF ARTICLE 13 ABOVE OR EXCEPT IN THE EVENT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCTOR A CLAIM PURSUANT TO INDEMNIFICATION OBLIGATIONS HEREIN, IN NO EVENT SHALL A PARTY TO THIS AGREEMENT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, FOR LOST PROFITS, IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, EVEN IN THE EVENT SUCH PARTY HAS BEEN ADVISED AS TO THE POSSIBILITY OF SUCH DAMAGES.

                                  ARTICLE XVI
                                 MISCELLANEOUS

          16.1 No Joint Venture.  The sole relationship between the Parties
               ----------------
shall be that of independent contractors. No partnership, joint venture, or other formal business relationship is hereby created between the Parties hereto. Neither Party shall make any warranties or representations, or assume or create any obligations, on the other Party's behalf except as may be expressly permitted hereunder or in writing by such other Party. Each Party shall be solely responsible for the actions of all their respective employees, agents and representatives.

          16.2 Governing Law.  This Agreement shall be interpreted and construed
               -------------
in accordance with the laws of the State of California without regard to the principles of conflicts of laws, and with the same force and effect as if fully executed and performed therein, and the laws of the United States of America.

          16.3 Amendment or Modification.  This Agreement  may not be amended,
               -------------------------
modified or supplemented by the Parties in any manner, except by an instrument in writing signed on behalf of each of the Parties by a duly authorized officer or representative.

          16.4 No Assignment.  Neither Party shall transfer or assign any rights
               -------------
or delegate any obligations hereunder, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of the other Party. Any purported transfer, assignment or delegation by either Party without the appropriate prior written approval shall be null and void and of no force or effect. Notwithstanding the foregoing, without securing such prior consent, either Party shall have the right to assign this Agreement and the obligations hereunder to any successor of such Party by way of merger, consolidation, reorganization or the acquisition of substantially all of the business and assets of the assigning Party relating to the Agreement, provided however that
                                                         --------
the foregoing shall not be construed to limit a Party 's right to terminate this Agreement in accordance with Article 10.

          16.5 Notices.  Any notice or other communication to be given hereunder
               -------
shall be in writing and shall be (as elected by the Party giving such notice):
(i) personally delivered; (ii) transmitted by postage prepaid registered or certified mail, return receipt requested; (iii) deposited prepaid with a nationally recognized overnight courier service; or (iv) sent by facsimile. Unless otherwise provided herein, all notices shall be deemed to have been duly given on: (a) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally or by courier; (b) three (3) days after the date of posting if transmitted by mail; or (c) if transmitted by facsimile, the date a confirmation of transmission is received. Either Party may change its address for purposes hereof on not less than three (3) days prior notice to the other Party. Notices hereunder shall be directed to, unless otherwise instructed by the receiving Party:

     If to AltaVista to:
     ------------------

     529 Bryant Street
     Palo Alto, California 94301
     Attn: Stephanie A. Lucie

     If to HealthCentral, to
     -----------------------

     HealthCentral.com, Inc.
     6001 Shellmound St., Suite 800

     Emeryville, CA 94608
     Attn: Fred Toney

     with a copy to
     --------------

     Venture Law Group
     2800 Sand Hill Road  Menlo Park, CA 94025
     Attn: Mark A. Medearis

          16.6  Entire Agreement.  This Agreement represents the entire
                ----------------
agreement of the Parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous agreements and understandings, written or oral between the Parties with respect to the subject matter hereof.

          16.7  Waiver.  Any of the provisions of this Agreement may be waived
                ------
by the Party entitled to the benefit thereof. Neither Party shall be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving Party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

          16.8  No Third Party Beneficiaries.  Nothing express or implied in
                ----------------------------
this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the Parties and the respective successors or assigns of the Parties, any rights, remedies, obligations or liabilities whatsoever.

          16.9  Fees and Expenses.  Each Party shall be responsible for the
                ------------------
payment of its own costs and expenses, including attorney's fees and expenses, in connection with the negotiation and execution of this Agreement.

          16.10 Severability.  If the application of any provisions of this
                ------------
Agreement to any particular facts of circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then: (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby; and (ii) such provision or provisions shall be reformed without further action by the Parties hereto and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

          16.11 Counterparts; Facsimiles.  This Agreement may be executed in
                ------------------------
any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument. Each Party shall receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the Parties shall each deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

                                                                  EXECUTION COPY
                                                                  --------------


     IN WITNESS WHEREOF, the Parties to this Agreement by their duly authorized representatives have executed this Agreement as of the date first above written.


     AltaVista Company                            HealthCentral.com, Inc.

     By: /s/ Rod Schrock                          By: /s/ Albert L. Greene

     Name: Rod Schrock                            Name: Albert L. Greene

     Title: Chief Executive Officer               Title: President &
                                                         Chief Executive Officer

                   Schedule 1.14 - HealthCentral Competitors


As of September 27, 1999:

1. DrKoop.com
2. WebMD/Healtheon
3. BetterHealth/AllHealth
4. DiscoveryHealth
5. IntelliHealth
6. Thrive Online
7. OnHealth

                     Schedule 1.15 - HealthCentral Content


Subject to the design phase, the HealthCentral Content will be substantially similar to the following:

AltaVista Content Overview

GUIDE
                                                    Co-branded
                                                    pages on AV
                                                    Co-branded
                                                    pages on HC
* and underlining = Special Exclusive For AV
--------------------------------------------------

                                                                     Level 1:       Level 2:       Level 3:
-------------------------------------------------
DAILY FEATURES                                                       Home Page      Brief Page     Full Text
                                                                                                   Page
--------------------------------------------------


HEALTH NEWS, DAILY M-F
News
Daily Newsletter

DR. DEAN - DAILY - M-F
Dean Topic
Dean Question
Ask Dr. Dean
TV Report (text)
*Special AV Question of the Day
--------------------------------------------------
*Special AV Dr. Dean: Classics
--------------------------------------------------
Dr. Dean Digest Daily Newsletter
TV Report: Audio/Slide Show (Q1)
TV Report Streaming Video (Q1)

--------------------------------------------------
WEEKLY FEATURES                                                      Level 1:       Level 2:       Level 3:
--------------------------------------------------
                                                                     Home Page      Brief Page     Full Text
                                                                                                   Page
WEEKLY NEWS FEATURES
Mystery Photo
Mystery Photo Archives
News Quiz
Poll

WEEKLY COLUMNISTS
Flower, Futurist, Current (1x/wk)
Flower, Futurist, Archives
London, Humorist, Current (1x/wk)
London, Humorist, Archives
Schmalz, Librarian, Current (1x/wk)
Schmalz, Librarian, Archives

ASK A DOCTOR (Launches 10/15)
Questions and Answers (27x/wk)
Doctor Profiles (3x/wk)
Future Topics Calendar
List of Archives
Ask A Doctor Weekly Newsletter

PEOPLES PHARMACY (Launches 11/1)
Drug Column
Herbal Column
Questions and Answers
Ask PP
*AV Special Question and Answer
--------------------------------------------------

TOPIC NEWSLETTERS
*40 Monthly Topic Newsletters - Co-Branded
--------------------------------------------------
--------------------------------------------------
MONTHLY FEATURES                                                     Level 1:       Level 2:       Level 3:
--------------------------------------------------
                                                                     Home Page      Brief Page     Full Text
                                                                                                   Page
TOPIC NEWSLETTERS
**50 Monthly Topic Newsletters - Co-Branded
--------------------------------------------------

PEOPLES PHARMACY
Monthly Radio Program Guide
---------------------------------------------------
STATIC/REFERENCE CONTENT
--------------------------------------------------

HEALTH NEWS (3 Years)
News Archives

DR. DEAN - DAILY - M-F
Dean Topic Archives (from 11/1/98)
Dean Question Archives (from 11/1/98)
TV Report (text) (3 years)

ASK A DOCTOR (Launches 10/15)
Questions and Answers Archives
Doctor Profiles Archives

PEOPLES PHARMACY (Launches 11/1)
Drug Column Archives
Herbal Column Archives
Questions and Answers Archives
Herb Monographs (50)
In-Depth Guides (27)
Top 20 Home Remedies (Q4)
Alternative Medicine Columns (Q4)
PP Drug Database (Q1)

CENTERS
90 Topic Centers

LIBRARY
*Windom/HealthCentral.com Library (750) (not on HC)
--------------------------------------------------
Adam.com Encyclopedias (6,000)
Clinical Pharmacology Drug DB (900)

PERSONAL FEATURES
Cool Tools (10-15)
Alcohol and Substance Abuse Mini-Profile
Diet and Nutrition Mini-Profile
Fitness and Exercise Mini-Profile
Stress Mini-Profile
Sexual Health Mini-Profile
LifeView - Health Risk Assessment

                       Schedule 1.16 - HealthCentral Mark



These are the current HealthCentral Marks.  These will be updated as needed.



[LOGO OF HEALTHCENTRAL]



HealthCentral.com


HealthCentral.com Network

               Schedule 1.19 - AltaVista Health Channel Masthead


The parties shall mutually agree on the design of the Masthead, and the incorporation of the HealthCentral Mark within the Masthead. The foregoing notwithstanding, the HealthCentral logo shall be of a size that is clear and explicit.

 Schedule 3.2 - Protocol For Transmission Of HealthCentral Content To AltaVista



The following represents two protocols that would be acceptable to HealthCentral.com.

Option 1:

XML content feed.


In this type of feed, HealthCentral sets up a URL (i.e.
feeds.healthcentral.com/altavista/newsfeed.xml). This page returns a properly formatted news feed. For example a news feed with one story might look like:

Dr. Dean Edell www.healthcentral.com Could All The Ointments I Use Interact? Drugs and Medications

Terry: When I got out of the shower the other morning, I sprinkled powder on my athlete's foot, dabbed hydrocortisone on my poison oak, and smeared sunscreen all over.

Could these ointments interact and affect each other somehow?

Dr. Dean: The way you're slapping everything on there reminds me of the over-enthusiasm when Rogaine first came on the market. Men were glopping on so much Rogaine they were growing hair on their foreheads.

There are about four thousand drugs on the market, meaning there are four thousand times four thousand possible interactions. Of these 16 million combinations, each has about 10 different side effects. So there are 160 million things to keep track of and, of course, no one can and no one does.

Ointments and topical preparations are probably studied the least because they aren't considered very critical. But even topicals have side effects and they can be absorbed into the body.

Pharmacological contraindications are in place for some ointments. Cortisone, for example, works by reducing both inflammation and the body's immune response. It is, therefore, not recommended for certain kinds of infections because it allows them to grow rapidly. On the other hand, cortisone is the drug of choice after a transplant when we don't want the immune system fighting off the new organ.

As I recall, cortisone is either useless for athlete's foot fungus or makes it worse. So right away, you've got a conflict.

Your question is great, Terry, but I can't give you a specific answer. I'd say you'd be wise to use as few of these things together at one time as is possible, or at least try to use them on separate body parts.

http://www.healthcentral.com/centers/onecenter.cfm?center=Skin
Visit Our Skin and Hair Center
Wednesday September 22, 1999

Pros:

 .    Content is available in a raw form and may be re-used in many different ways on the partner site
 .    The feed includes information about the content and is not just a "blob" of stuff
 .    The feed is separate from the presentation (i.e. UI). No changes are needed to the feed even if the look and feel of the site changes dramatically.

Cons:

 .    Requires that the content is parsed on the partner side
 .    More complicated implementation



Option 2:

HTML Widgets


We can also provide preformatted chunks of html at a feed url. This URL can be harvested by the third party and inserted directly into an HTML page. These "widgets" are pre-formatted as specified with the partner site. For example an html widget that creates a box with up to date headlines may be harvested and placed wherever the latest headlines should be on the partner site. In some cases the content may be directly included as an ilayer and/or iframe.

Pros:

 .    No parsing of the content feed is needed.
 .    Content may be directly inserted
 .    Easy Implementation

Cons:

 .    Any changes to formatting must be coordinated with both sides
 .    Content may be thought of as "blobs" without context or meaning.  That is -
     there is no way to know that one piece is a headline and one piece is the summary of an article

Examples available upon request.

                         Schedule 3.3 - Use of Content

AltaVista agrees to provide format guidelines including minimum and maximum word and character counts for headlines, abstracts, subtitles and articles to be supplied by HealthCentral.

AltaVista will not parse, rewrite, edit, or rearrange the display of HealthCentral Content, except as provided above and pursuant to this Agreement. AltaVista may modify the font, font size, spacing or color of the Content so long as it does not result in the content becoming misleading or inaccurate. AltaVista may correct any spelling errors.

In such case as a photo or graphic accompanies a text article, AltaVista will use its reasonable efforts to display the photo or graphic in close proximity to that story and in sufficient resolution so that it is easily comprehensible. AltaVista will use its reasonable efforts not re-purpose photos or graphics for other uses.

                      Schedule 8.2 - Performance Threshold

PERFORMANCE THRESHOLD SCHEDULE

                                                        Performance
                                                        Threshold #1


                                                               Total        Total
                     Equity                   Guaranteed     Cumulative   Cumulative
Year         Cash    Grants   Total Value     Impressions   Impressions*   Visitors   Warrants**
----        ------   ------   -----------     -----------   ------------  ----------  ----------
1            [*]       [*]        [*]            [*]             [*]          [*]         [*]

2            [*]       [*]        [*]            [*]             [*]          [*]         [*]

3            [*]       [*]        [*]            [*]             [*]          [*]         [*]

TOTAL        [*]       [*]        [*]            [*]



* Total Impressions shall mean (i) for Performance Threshold #1, the Guaranteed Impressions plus [*], and (ii) for Performance Threshold #2 through #6, the Total Impressions of the preceding Performance Threshold, plus [*].

** In the event Alta Vista delivers either the number of Total Cumulative Impressions or the number of Total Cumulative Visitors set forth in each of the six performance thresholds, HealthCentral shall issue the number of Warrants set forth herein pursuant to the exercise price and terms and conditions in Section 8.2 of this Agreement.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

PERFORMANCE THRESHOLD SCHEDULE

                                                        Performance
                                                        Threshold #2


                                                               Total        Total
                     Equity                   Guaranteed     Cumulative   Cumulative
Year         Cash    Grants   Total Value     Impressions   Impressions*   Visitors   Warrants**
----        ------   ------   -----------     -----------   ------------  ----------  ----------
1            [*]       [*]        [*]            [*]             [*]          [*]         [*]

2            [*]       [*]        [*]            [*]             [*]          [*]         [*]

3            [*]       [*]        [*]            [*]             [*]          [*]         [*]

TOTAL        [*]       [*]        [*]            [*]



* Total Impressions shall mean (i) for Performance Threshold #1, the Guaranteed Impressions plus [*], and (ii) for Performance Threshold #2 through #6, the Total Impressions of the preceding Performance Threshold, plus [*].

** In the event Alta Vista delivers either the number of Total Cumulative Impressions or the number of Total Cumulative Visitors set forth in each of the six performance thresholds, HealthCentral shall issue the number of Warrants set forth herein pursuant to the exercise price and terms and conditions in Section 8.2 of this Agreement.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

PERFORMANCE THRESHOLD SCHEDULE

                                                        Performance
                                                        Threshold #3


                                                               Total        Total
                     Equity                   Guaranteed     Cumulative   Cumulative
Year         Cash    Grants   Total Value     Impressions   Impressions*   Visitors   Warrants**
----        ------   ------   -----------     -----------   ------------  ----------  ----------
1            [*]       [*]        [*]            [*]             [*]          [*]         [*]

2            [*]       [*]        [*]            [*]             [*]          [*]         [*]

3            [*]       [*]        [*]            [*]             [*]          [*]         [*]

TOTAL        [*]       [*]        [*]            [*]



* Total Impressions shall mean (i) for Performance Threshold #1, the Guaranteed Impressions plus [*], and (ii) for Performance Threshold #2 through #6, the Total Impressions of the preceding Performance Threshold, plus [*].

** In the event Alta Vista delivers either the number of Total Cumulative Impressions or the number of Total Cumulative Visitors set forth in each of the six performance thresholds, HealthCentral shall issue the number of Warrants set forth herein pursuant to the exercise price and terms and conditions in Section 8.2 of this Agreement.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

PERFORMANCE THRESHOLD SCHEDULE

                                                        Performance
                                                        Threshold #4


                                                               Total        Total
                     Equity                   Guaranteed     Cumulative   Cumulative
Year         Cash    Grants   Total Value     Impressions   Impressions*   Visitors   Warrants**
----        ------   ------   -----------     -----------   ------------  ----------  ----------
1            [*]       [*]        [*]            [*]             [*]          [*]         [*]

2            [*]       [*]        [*]            [*]             [*]          [*]         [*]

3            [*]       [*]        [*]            [*]             [*]          [*]         [*]

TOTAL        [*]       [*]        [*]            [*]



* Total Impressions shall mean (i) for Performance Threshold #1, the Guaranteed Impressions plus [*], and (ii) for Performance Threshold #2 through #6, the Total Impressions of the preceding Performance Threshold, plus [*].

** In the event Alta Vista delivers either the number of Total Cumulative Impressions or the number of Total Cumulative Visitors set forth in each of the six performance thresholds, HealthCentral shall issue the number of Warrants set forth herein pursuant to the exercise price and terms and conditions in Section 8.2 of this Agreement.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

PERFORMANCE THRESHOLD SCHEDULE

                                                        Performance
                                                        Threshold #5


                                                               Total        Total
                     Equity                   Guaranteed     Cumulative   Cumulative
Year         Cash    Grants   Total Value     Impressions   Impressions*   Visitors   Warrants**
----        ------   ------   -----------     -----------   ------------  ----------  ----------
1            [*]       [*]        [*]            [*]             [*]          [*]         [*]

2            [*]       [*]        [*]            [*]             [*]          [*]         [*]

3            [*]       [*]        [*]            [*]             [*]          [*]         [*]

TOTAL        [*]       [*]        [*]            [*]



* Total Impressions shall mean (i) for Performance Threshold #1, the Guaranteed Impressions plus [*], and (ii) for Performance Threshold #2 through #6, the Total Impressions of the preceding Performance Threshold, plus [*].

** In the event Alta Vista delivers either the number of Total Cumulative Impressions or the number of Total Cumulative Visitors set forth in each of the six performance thresholds, HealthCentral shall issue the number of Warrants set forth herein pursuant to the exercise price and terms and conditions in Section 8.2 of this Agreement.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

PERFORMANCE THRESHOLD SCHEDULE

                                                        Performance
                                                        Threshold #6


                                                               Total        Total
                     Equity                   Guaranteed     Cumulative   Cumulative
Year         Cash    Grants   Total Value     Impressions   Impressions*   Visitors   Warrants**
----        ------   ------   -----------     -----------   ------------  ----------  ----------
1            [*]       [*]        [*]            [*]             [*]          [*]         [*]

2            [*]       [*]        [*]            [*]             [*]          [*]         [*]

3            [*]       [*]        [*]            [*]             [*]          [*]         [*]

TOTAL        [*]       [*]        [*]            [*]



* Total Impressions shall mean (i) for Performance Threshold #1, the Guaranteed Impressions plus [*], and (ii) for Performance Threshold #2 through #6, the Total Impressions of the preceding Performance Threshold, plus [*].

** In the event Alta Vista delivers either the number of Total Cumulative Impressions or the number of Total Cumulative Visitors set forth in each of the six performance thresholds, HealthCentral shall issue the number of Warrants set forth herein pursuant to the exercise price and terms and conditions in Section 8.2 of this Agreement.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

PERFORMANCE THRESHOLD SCHEDULE

                                                CUMULATIVE MAXIMUM NUMBER OF


                     Equity
                     ------
Year         Cash    Grants   Total Value     IMPRESSIONS   VISITORS      WARRANTS
----        ------   ------   -----------     -----------   --------     ----------
1            [*]       [*]        [*]            [*]             [*]          [*]

2            [*]       [*]        [*]            [*]             [*]          [*]

3            [*]       [*]        [*]            [*]             [*]          [*]

TOTAL        [*]       [*]        [*]            [*]




[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

                    Schedule 11.2(f) - Capitalization Table

                    Exhibit 8.3 - Investor Right's Agreement